Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-143793

                              BigString Corporation

                              PROSPECTUS SUPPLEMENT

                                    Number 2

                                       to

                       Prospectus dated November 13, 2007

                                       of

                              BIGSTRING CORPORATION

                        18,524,866 Shares of Common Stock

               --------------------------------------------------

This prospectus supplement supplements the prospectus dated November 13, 2007, as previously supplemented, relating to the offer and sale by certain persons who are or may become stockholders of BigString Corporation of up to 18,524,866 shares of BigString's common stock. We are not selling any of the shares in this offering and therefore will not receive any proceeds from the offering.

This prospectus supplement is part of, and should be read in conjunction with, the prospectus dated November 13, 2007 and the prospectus supplement number 1 dated November 20, 2007. This prospectus supplement is qualified by reference to the prospectus, except to the extent the information in this prospectus supplement updates and supersedes the information contained in the prospectus, as previously supplemented. The primary purpose of this prospectus supplement is to (i) notify stockholders that BigString Corporation has entered into an Agreement, Waiver and Limited Release with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear in connection with the Subscription Agreement, dated as of May 1, 2007, previously entered into by the parties; and (ii) notify stockholders that BigString Corporation has announced that it will be the private label email provider for the new email offering by the iRazoo search portal.

This prospectus supplement includes the attached Current Report on Form 8-K, with exhibits, which was filed with the Securities and Exchange Commission on December 5, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered through the prospectus dated November 13, 2007, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


           The date of this prospectus supplement is December 5, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):


                                November 27, 2007


                              BIGSTRING CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

           Delaware                      000-51661              20-0297832
--------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)

 3 Harding Road, Suite E, Red Bank, New Jersey                     07701
--------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (732) 741-2840


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

         Item 1.01.  Entry into a Material Definitive Agreement.
         ---------   ------------------------------------------

         On November 30, 2007, BigString Corporation ("BigString") and Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear (the "Releasors") entered into an Agreement, Waiver and Limited Release (the "Release Agreement") in connection with the Subscription Agreement, dated as of May 1, 2007 (the "Subscription Agreement"), previously entered into by the parties. A copy of the Release Agreement is attached hereto as Exhibit 10.37.
                                -------------

         Pursuant to the Subscription Agreement, the Releasors had purchased convertible notes in the aggregate principal amount of $800,000 (the "Outstanding Convertible Notes"), which Outstanding Convertible Notes are convertible into shares of BigString's common stock, par value $0.0001 per share ("Common Stock"), and warrants to purchase up to 1,777,779 shares of Common Stock (collectively, the "Purchased Securities"). As provided for in the Subscription Agreement, the Releasors had agreed to purchase additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,779 shares of Common Stock (collectively, the "Additional Securities"), for a total subscription of $1,600,000, provided that BigString registered the shares of Common Stock underlying the Purchased Securities and the Additional Securities by September 13, 2007 and met certain other closing conditions (collectively, the "Second Closing Condition"). BigString was unable to register the shares of Common Stock underlying the Purchased Securities and the Additional Securities by September 13, 2007, and, as a result, the Releasors did not purchase the Additional Securities. Under the terms of the Outstanding Convertible Notes, BigString was required to pay liquidated damages in the amount of $24,267 (the "Liquidated Damages") for the period following September 13, 2007 through November 13, 2007 (the "Effective Date"), the date on which BigString's registration statement registering the shares underlying the Purchased Securities was declared effective by the Securities and Exchange Commission.

         Pursuant to the Release Agreement, the Releasors waived, released and gave up any and all direct and indirect present and future claims and rights which they may have had against BigString, arising out of or related to the Liquidated Damages, the Additional Securities and the Second Closing Condition. In consideration thereof, BigString issued to the Releasors a total of 1,000,000 unregistered shares of Common Stock.

Section 2 - Financial Information

         Item 2.04.  Triggering Events That Accelerate or Increase a Direct
         ----------  ------------------------------------------------------
                     Financial Obligation or an Obligation under an Off-Balance
                     ----------------------------------------------------------
                     Sheet Arrangement.
                     ------------------

         Under the terms of the Outstanding Convertible Notes, BigString was required to pay the Liquidated Damages to the Releasors for the period following September 13, 2007 through the Effective Date. In addition, for so long as the shares of Common Stock underlying the Outstanding Convertible Notes had remained unregistered, the Releasors had the right to accelerate payment of such Outstanding Convertible Notes. As provided above, the Releasors waived any rights they had with respect to the Liquidated Damages by entering into the Release Agreement with BigString.

Further, the right of the Releasors to accelerate payment of the Outstanding Convertible Notes in connection with BigString's inability to register the shares underlying such Outstanding Convertible Notes by September 13, 2007, terminated as of the Effective Date.

Section 3 - Securities and Trading Markets

         Item 3.02. - Unregistered Sales of Equity Securities.
         ---------    ---------------------------------------

         As set forth under Item 1.01 above, BigString issued 1,000,000 shares of Common Stock to the Releasors. In connection with the issuance of the shares of Common Stock, BigString relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

Section 8 - Other Events

         Item 8.01.  Other Events.
         ---------   ------------

         On November 27, 2007, BigString issued a press release announcing that it will be the private label email provider for the new email offering by the iRazoo search portal. A copy of the press release is attached hereto as Exhibit
                                                                        -------
99.1.
----

Section 9 - Financial Statements and Exhibits

         Item 9.01.  Financial Statements and Exhibits.
         ---------   ---------------------------------

             (d)     Exhibits:

             Exhibit
             Number       Description
             ------       -----------

             10.37 Agreement, Waiver and Limited Release, dated as of November 30, 2007, by and among BigString and the Releasors.

             99.1 Press Release Re: iRazoo Search Portal Launches Email Powered by BigString.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BIGSTRING CORPORATION
                                      -----------------------------------------
                                                    (Registrant)



                                      By:  /s/ Darin M. Myman
                                          -------------------------------------
                                          Darin M. Myman
                                          President and Chief Executive Officer


Date:  December 5, 2007

                                  EXHIBIT INDEX

Exhibit
Number              Description
------              -----------


10.37 Agreement, Waiver and Release, dated as of November 30, 2007, by and among BigString and the Releasors.

99.1                Press Release Re: iRazoo Search Portal Launches Email
                    Powered by BigString.

                                                                   EXHIBIT 10.37

                      AGREEMENT, WAIVER AND LIMITED RELEASE


         THIS AGREEMENT, WAIVER AND LIMITED RELEASE (this "Agreement"), dated as of November 30, 2007, is by and among BigString Corporation, a Delaware corporation (the "Company"), and the parties identified on the signature pages hereto (each a "Releasor" and collectively the "Releasors").

         WHEREAS, the Company and the Releasors previously entered into that certain Subscription Agreement, dated as of May 1, 2007 (the "Subscription Agreement"), pursuant to which the Releasors purchased convertible notes in the aggregate principal amount of $800,000 (the "Outstanding Convertible Notes"), which are convertible into shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), and warrants to purchase up to 1,777,779 shares of Common Stock (collectively the "Purchased Securities");

         WHEREAS, as provided for in the Subscription Agreement, the Releasors agreed to purchase additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,779 shares of Common Stock (collectively, the "Additional Securities"), for a total subscription of $1,600,000, provided that the Company registered the shares of Common Stock underlying the Purchased Securities and the Additional Securities by September 13, 2007 and met certain other closing conditions (collectively, the "Second Closing Condition");

         WHEREAS, the Company was unable to register the shares of Common Stock underlying the Purchased Securities and the Additional Securities by September 13, 2007, and, as a result, the Releasors did not purchase the Additional Securities;

         WHEREAS, under the terms of the Outstanding Convertible Notes, the Company is required to pay liquidated damages in the amount of $24,267 (the "Liquidated Damages") for the period following September 13, 2007 through November 13, 2007, the date on which the Company's registration statement (the "Registration Statement") registering the shares underlying the Purchased Securities, was declared effective by the Securities and Exchange Commission; and

         WHEREAS, the Company and the Releasors desire to set forth their agreement and understanding to date regarding the above referenced matters, including the issuance by the Company to the Releasors of 1,000,000 unregistered shares of the Company's Common Stock as more fully provided for herein.

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Releasors hereby agree as follows:

         1. Payment of Consideration. The Company hereby grants to each Releasor
            ------------------------
the number of unregistered shares of Common Stock designated on the signature pages hereto (collectively, the "Shares"). The certificates representing the Shares will be issued in the names of the Releasors and shall contain a customary legend that the Shares represented by the certificates have not been registered under the Securities Act of 1933, as amended, and therefore are subject to certain transfer restrictions. Such legend will be substantially similar to the one contained in Section 4(h) of the Subscription Agreement. In consideration of the issuance of the Shares by the Company, the Releasors hereby covenant, agree and bind themselves unto the Company as set forth below. It is the understanding of the parties that the Company is under no duty, nor is it obligated, to register any of the Shares for the benefit of the Releasors.

         2. Waiver and Limited Release. In consideration of the covenants and
            --------------------------
promises of the Company contained herein, each Releasor hereby waives, releases and gives up any and all direct and indirect present and future claims and rights which it may have against the Company, arising out of or related to the Liquidated Damages, the Additional Securities and the Second Closing Condition. This means that each Releasor waives, releases and gives up any and all claims and rights, including those of which it is not aware, which it may have against the Company as to the payment of the Liquidated Damages and purchase of the Additional Securities. The Company agrees that, notwithstanding the foregoing, the Releasors are not releasing or giving up any claims or rights they may have against the Company under any of the Purchased Securities or the Subscription Agreement as it relates to the Purchased Securities. The Releasors will not seek any further consideration from the Company for making this waiver and release of claims and rights, including, but not limited to, attorneys' fees or costs of suit. Each Releasor is bound by this waiver and release of claims and rights. Anyone who succeeds to the rights and responsibilities of any or all of the Releasors is also bound.

         3. Covenant Not to Sue. Each Releasor acknowledges that this Agreement
            -------------------
is a legally binding document and that by signing it, each Releasor represents that it has not, will not, and cannot file, commence, assist in or maintain any arbitration, grievance, charge, or complaint or other proceeding with any governmental unit, administrative agency, or court of law or equity and any government institution against the Company relating to any matters involving the Company arising out of or related in any way to the Liquidated Damages, the Additional Securities and the Second Closing Condition. Each Releasor acknowledges that by agreeing to the terms and conditions of this Agreement, it is expressly and knowingly giving up its rights to pursue any and all claims it may have against the Company arising out of or related in any way to the Liquidated Damages, the Additional Securities and the Second Closing Condition, except for those claims and rights under any of the Purchased Securities or the Subscription Agreement as it relates to the Purchased Securities or relating to the enforcement of this Agreement. Each Releasor further agrees that no fact, evidence, event or transaction currently unknown to it but which hereinafter may become known to it shall affect in any way or manner the final and unconditional nature of this Agreement.

         4. Releasor Representations and Warranties. As to the issuance and
            ---------------------------------------
receipt of the Shares hereunder, each Releasor hereby reaffirms the representations and warranties made by it in Sections 4(d), (e), (f), (h), (l) and (m) of the Subscription Agreement. Such representations and warranties are incorporated herein by reference and, for purposes of this Agreement, are being made in connection with the Company's issuance of the Shares to the Releasors hereunder, and thereby should be read and construed to that effect.

         5. Delivery of Unlegended Shares. As to the Shares, the Company agrees
            -----------------------------
to comply with the delivery requirements and related obligations set forth in
Section 11.7 of the Subscription Agreement.

         6. Choice of Law and Forum. The parties agree that this Agreement is
            -----------------------
made and entered into in the State of New Jersey and shall in all respects be interpreted, enforced and governed under the laws of the State of New Jersey, with regard to the conflict of laws principles thereof. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party. For purposes of any proceeding involving this Agreement or any of the obligations hereunder, the parties hereby submit to the exclusive jurisdiction of the courts of the State of New Jersey.

         7. No Violation. This Agreement shall in no way be construed as an
            ------------
admission by any party of the violation of any law, regulation or prohibition or of any duty owed to any other party.

         8. Construction. Wherever herein the singular number is used, the same
            ------------
shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

         9. Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         10. Severability. Should any provision of this Agreement be declared or
             ------------
determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining provisions shall not be affected and the illegal or invalid provisions shall be deemed not to be a part of this Agreement.

         11. Entire Agreement. This Agreement contains the entire agreement and
             ----------------
understanding between the Parties with respect to the subject matter hereof and fully supersedes any and all prior agreements and understandings, written or oral, between the parties pertaining to such subject matter.

         12. Section Headings. The section headings in this Agreement are
             ----------------
inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in construing any provision of this Agreement.

         13. Notices. Any notices, requests, demands and other communications
             -------
relating to this Agreement shall be in writing and shall be effective upon delivery to any party hereto either (a) in person, (b) by reputable overnight courier with charges prepaid, or (c) by certified or registered mail, postage prepaid. The addresses for any such communications shall be as follows:

         If to the Company:         BigString Corporation
                                    3 Harding Road
                                    Suite E
                                    Red Bank, New Jersey 07701
                                    Attn: Darin M. Myman, President
                                          and Chief Executive Officer

         With a copy to:            Paul T. Colella, Esq.
                                    Giordano, Halleran & Ciesla, P.C.

                                    U.S. Postal Service
                                    Address: P.O. Box 190
                                    Middletown, New Jersey 07748

                                    or

                                    Hand Delivery and Overnight Service Address:
                                    125 Half Mile Road
                                    Red Bank, New Jersey 07701


         If to the Releasors:       To the addresses indicated on the signature
                                    pages hereto

         With a copy to:            Grushko & Mittman, P.C.
                                    551 Fifth Avenue
                                    Suite 1601
                                    New York, New York 10176.

         14. Review. Each party has been advised to consult with an attorney
             ------
prior to executing this Agreement. Each party acknowledges and agrees that it has carefully considered this Agreement, that it is competent to execute this Agreement, that it has carefully read and fully understands this Agreement, and that it has executed this Agreement voluntarily and with full understanding of its terms and consequences. Each party further represents that any waiver or release of claims is given in return for consideration specified in this Agreement. This Agreement shall become enforceable and effective upon the complete execution of this Agreement by all parties hereto.




                            [Signature Pages Follow.]

             SIGNATURE PAGE TO AGREEMENT, WAIVER AND LIMITED RELEASE
             -------------------------------------------------------

         Please acknowledge your acceptance of the foregoing Agreement, Waiver and Limited Release by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                      BIGSTRING CORPORATION
                                      a Delaware corporation


                                      By:   /s/ Darin M. Myman
                                            ------------------------------------
                                            Name: Darin M. Myman
                                            Title: President and Chief Executive
                                                   Officer

                                      Dated: As of November 30, 2007


        -----------------------------------------------------------
        RELEASOR                                      NUMBER OF
                                                      UNREGISTERED
                                                      SHARES OF
                                                      COMMON STOCK
        -----------------------------------------------------------
        ALPHA CAPITAL ANSTALT                         312,500
        Pradafant 7
        9490 Furstentums
        Vaduz, Lichtenstein
        Fax: 011-42-32323196



          /s/ Konrad Ackerman
        --------------------------------
        (Signature)
        By: Konrad Ackerman
        -----------------------------------------------------------

             SIGNATURE PAGE TO AGREEMENT, WAIVER AND LIMITED RELEASE
             -------------------------------------------------------

         Please acknowledge your acceptance of the foregoing Agreement, Waiver and Limited Release by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                      BIGSTRING CORPORATION
                                      a Delaware corporation


                                      By:   /s/ Darin M. Myman
                                            ------------------------------------
                                            Name: Darin M. Myman
                                            Title: President and Chief Executive
                                                   Officer

                                      Dated: As of November 30, 2007


        -----------------------------------------------------------
        RELEASOR                                      NUMBER OF
                                                      UNREGISTERED
                                                      SHARES OF
                                                      COMMON STOCK
        -----------------------------------------------------------
        WHALEHAVEN CAPITAL FUND LIMITED               312,500
        c/o FWS Capital Ltd.
        3rd Floor, 14 Par-Laville Road
        Hamilton, Bermuda HM08
        Fax: (441) 295-5262



           /s/ Brian Mazzella
        --------------------------------
        (Signature)
        By: Brian Mazzella, C.F.O.
        -----------------------------------------------------------

             SIGNATURE PAGE TO AGREEMENT, WAIVER AND LIMITED RELEASE
             -------------------------------------------------------


         Please acknowledge your acceptance of the foregoing Agreement, Waiver and Limited Release by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                      BIGSTRING CORPORATION
                                      a Delaware corporation


                                      By:   /s/ Darin M. Myman
                                            ------------------------------------
                                            Name: Darin M. Myman
                                            Title: President and Chief Executive
                                                   Officer

                                      Dated: As of November 30, 2007


        -----------------------------------------------------------
        RELEASOR                                      NUMBER OF
                                                      UNREGISTERED
                                                      SHARES OF
                                                      COMMON STOCK
        -----------------------------------------------------------
        CHESTNUT RIDGE PARTNERS LP                    156,250
        50 Tice Boulevard
        Woodcliff Lake, NJ 07677
        Fax: (201) 802-9450



           /s/ Kenneth Holz
        --------------------------------
        (Signature)
        By: Kenneth Holz, C.F.O.
        -----------------------------------------------------------

             SIGNATURE PAGE TO AGREEMENT, WAIVER AND LIMITED RELEASE
             -------------------------------------------------------


         Please acknowledge your acceptance of the foregoing Agreement, Waiver and Limited Release by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                      BIGSTRING CORPORATION
                                      a Delaware corporation


                                      By:   /s/ Darin M. Myman
                                            ------------------------------------
                                            Name: Darin M. Myman
                                            Title: President and Chief Executive
                                                   Officer

                                      Dated: As of November 30, 2007


        -----------------------------------------------------------
        RELEASOR                                      NUMBER OF
                                                      UNREGISTERED
                                                      SHARES OF
                                                      COMMON STOCK
        -----------------------------------------------------------
        IROQUOIS MASTER FUND LTD.                     156,250
        c/o Iroquois Capital Management, LLC
        641 Lexington Avenue, 26th Floor
        New York, NY 10022
        Fax: (212) 207-3452




           /s/ Joshua Silverman
        --------------------------------
        (Signature)
        By: Joshua Silverman
        -----------------------------------------------------------

             SIGNATURE PAGE TO AGREEMENT, WAIVER AND LIMITED RELEASE
             -------------------------------------------------------


         Please acknowledge your acceptance of the foregoing Agreement, Waiver and Limited Release by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                      BIGSTRING CORPORATION
                                      a Delaware corporation


                                      By:   /s/ Darin M. Myman
                                            ------------------------------------
                                            Name: Darin M. Myman
                                            Title: President and Chief Executive
                                                   Officer

                                      Dated: As of November 30, 2007


        -----------------------------------------------------------
        RELEASOR                                      NUMBER OF
                                                      UNREGISTERED
                                                      SHARES OF
                                                      COMMON STOCK
        -----------------------------------------------------------
        PENN FOOTWEAR                                 62,500
        Line and Grove Streets
        P.O. Box 87
        Nanticoke, PA 18634
        Attn: Jeff Davidowitz, President
        Fax: (570) 735-0251




           /s/ Jeff Davidowitz
        --------------------------------
        (Signature)
        By: Jeff Davidowitz, President
        -----------------------------------------------------------

                                                                    EXHIBIT 99.1


            IRAZOO SEARCH PORTAL LAUNCHES EMAIL POWERED BY BIGSTRING

RED BANK, N.J., November 27, 2007 - BigString Corporation (OTCBB: BSGC), (www.BigString.com), announced today that it will be the private label email provider for the new email offering by the iRazoo search portal
(www.irazoo.com).

iRazoo's users will be able to sign-up for a free, iRazoo.com email account, offering all the functionalities of BigString's patent-pending email services, including self-destructing, tracking and video email.

Darin Myman, President and CEO of BigString Corporation noted, "iRazoo's use of BigString is an endorsement of our ability to create white label solutions for search, social networking and video-content based companies seeking to offer their customer's unique messaging applications that help drive and maintain traffic to their websites."

Users of the new iRazoo's private label email will be able to send an embedded video email (up to 10 minutes in length) without the need for the recipient to click on the a link or download the video. Another unique email features allow users to remotely erase or modify emails sent to recipients, designate their emails to be non-forwardable, non-printable and/or non-savable, or opt to have their emails self-destruct after a set amount of time or views. In addition, users will also have the added security to send secure emails via an encrypted, password-protected email system that can only be open via a Secure Socket Layer
(SSL).

About iRazoo
------------

iRazoo Inc., owner and operator of iRazoo.com, is a user recommended, points driven, search engine. iRazoo's patent-pending technology refines search results from multiple search engines with user interaction for improved relevancy. In addition to highly relevant search results, users accumulate points which may be redeemed in iRazoo's reward's program.

About BigString
---------------

BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing messages and video, BigString's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.

Forward-Looking Statements
--------------------------

Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private

Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results.

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com